EXHIBIT 10.1

Private and Confidential	Execution Copy
Dated 14 July 2007
Mr. Han Zhiqiang
Mr. Tong Zhijun
Beijing Med-Pharm Corporation
Hong Kong Fly International Health Care Limited
and
Sunstone (Tangshan) Pharmaceutical Co., Ltd.

SHAREHOLDERS AGREEMENT
In relation to Hong Kong Fly International Health Limited

Shareholders’ Agreement
The Shareholders’ Agreement (hereinafter referred to as “Agreement”) dated July 14, 2007 is made BETWEEN :
Han Zhiqiang, a citizen of the People’s Republic of China (hereinafter referred to as “PRC”, not including Hong Kong, Tai Wan and Macao for the purpose of the Agreement) with PRC nationality, with PRC identity card No. 130202196402110035, and domicile of RM 501, Unit 4, BLDG 104, Guangming Xili Yiqu, Lubei Qu, Tanshan Hebei Province, PRC;
Tong Zhijun, a citizen of PRC with PRC nationality, with PRC identity card No. 110105590715115, and domicile of No. 1 Nei, No. 3, 4 Xiang, Hujialou Xili, Chaoyang, Beijing, China;
Beijing Med-Mharm Corporation, a public company incorporated under the laws of Delaware of the United States of America and listed and traded on the NASDAQ Global Market under the symbol of BJGP, having its registered office at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA, the United States of America (hereinafter referred to as “BMP”).
Hong Kong Fly International Health Care Limited, a company incorporated under the laws of Hong Kong Special Administration Region of PRC, and its registration number is 871043, having its Registered office at Unit D, 10/F, China Overseas Building, 139 Hennessy Road, Wanchai, Hong Kong (hereinafter referred to as “Company”).
Sunstone (Tangshan) Pharmaceuticals Co., Ltd. (hereinafter referred to as “Sunstone”), a foreign invested enterprise duly incorporated and validly existing under the laws of PRC, and its registration number is Qi He Ji Tang Zong Zi No. 130200100377, having its Registered office at Hi-tech Development Zone, Tangshan, Hebei Province, PRC (hereinafter referred to as “Sunstone”)
(Han Zhiqiang, Tong Zhijun and BMP collectively hereinafter referred to as “Shareholders or Shareholders of the Company”)
(Han Zhiqiang, Tong Zhijun, BMP, the Company and Sunstone collectively hereinafter referred to as “Parties” and “Party” refers to any one of them)
Whereas:
(A)	As of the valid date of this Agreement, BMP has acquired 49% of the total issued share capital, namely 9,800,000 ordinary shares of the Company from Han Zhiqiang and Tong Zhijun pursuant to the Sale and Purchase Agreement dated 14 July 2007, made between Han Zhiqiang, Tong Zhijun and BMP.

(B)	As of the valid date of this Agreement, the Company has a total issued share capital of HK$ 20,000,000, divided into 20,000,000 shares of HK$ 1.00 each. 5,100,000 of such shares are now legally and beneficially held by Han Zhiqiang, occupying 24.5%

of the total issued share capital; 5,100,000 of such shares are now legally and beneficially held by Tong Zhijun, occupying 24.5% of the total issued share capital; 9,800,000 of such shares are now legally and beneficially held by BMP, occupying 49% of the total issued share capital.

(C)	The Company legally holds 100% equity interests in Sunstone.
(D)	The Parties of this Agreement hereby agree to ascertain their respective rights and obligations in respect of the corporate governance, operation and relevant affairs of the Company and Sunstone.
AND NOW IT IS HEREBY AGREED as follows:
1.	SHAREHOLDERS MEETINGS
1.1	The Chairman of the Board of the Directors (hereinafter referred to as “Board” of the Company or, as the case may be, of Sunstone) of the Company shall preside as chairman of each Shareholder’s Meeting of the Company.
1.2	The Shareholder’s Meetings shall be held in Hong Kong or PRC or the United States, unless otherwise unanimously agreed by the Shareholders of the Company.
1.3	The quorum for each Shareholder’s Meeting shall be constituted by the presence of one representative or proxy of each Shareholder.
2.	DIRECTORS AND THE BOARD

2.1	Number and Appointment of Directors
(a)	Unless otherwise agreed by the Shareholders, the Board of the Company shall comprise five directors: one Chairman of the Board, two Vice-chairmen of the Board, one Executive Director and one Director. Three Directors shall be nominated and appointed jointly by Han Zhiqiang and Tong Zhijun. The office of Chairman of the Board shall be assumed by Han Zhiqiang and Vice-chairman of the Board by Tong Zhijun; the other two Directors shall be nominated and appointed by BMP, one as Vice-chairman of the Board and the other as Executive Director. The members of the first Board of the Company according to the nomination of the Parties hereof after the execution of this Agreement shall be as follows:

Nominee		Nominated by
Han Zhiqiang	Chairman	Han Zhiqiang and Tong Zhijun
Tong Zhijun	Vice-chairman	Han Zhiqiang and Tong Zhijun
Wang Yibing	Director	Han Zhiqiang and Tong Zhijun
Gao Xiaoying	Vice-chairman	BMP
Zhao Yanping	Executive Director	BMP

(b)	Unless otherwise agreed by the Shareholders, the Board of Sunstone shall comprise five directors: one Chairman of the Board, two Vice-chairman of the Board, one Executive Director and one Director. Three Directors shall be nominated and appointed jointly by Han Zhiqiang and Tong Zhijun. The office of Chairman of the Board shall be assumed by Han Zhiqiang and Vice-chairman of the Board by Tong Zhijun; the other two Directors shall be nominated and appointed by BMP, one as Vice-chairman of the Board and the other as Executive Director. The members of the first Board of the Company shall be as follows:

Nominee		Nominated by
Han Zhiqiang	Chairman	Han Zhiqiang and Tong Zhijun
Tong Zhijun	Vice-chairman	Han Zhiqiang and Tong Zhijun
Wang Yibing	Director	Han Zhiqiang and Tong Zhijun
Gao Xiaoying	Vice-chairman	BMP
Zhao Yanping	Executive Director	BMP
(c)	The term for the Directors of the Company and Sunstone shall be five years and the Directors may be reappointed by the Shareholder who appointed him or her.

(d)	The responsibilities of Executive Directors of the Company and Sunstone shall be assisting their respective General Managers (President or Chief Executive Officer) to fulfill the resolutions passed by their respective Boards and supervising the implementation of any such resolutions of the Boards and present at the key meetings of management of the Company and Sunstone.

(e)	A Director of the Company and Sunstone may only be removed by the Shareholder who appointed him/her. A shareholder, after making a removal of a Director it appointed, has the right to nominate and appoint a new Director to make up the office of the Director who was removed by it.

(f)	A Shareholder making an appointment or removal of a Director according to the foregoing stipulations must do so by giving a written notice of appointment or removal to the Company or Sunstone. Such appointment or removal shall take effect from the time stated in the notice or, if no such time is stated, immediately on delivery of such notice to the Company or Sunstone.
2.2	The Board Meetings
(a)	Board Meetings of the Company and Sunstone shall be held at least two times in each year or such more frequent time determined by the Board. A provisional Board Meeting shall be summoned by the Chairman of the Company or Sunstone within twenty business days in one of the following cases or by the

Vice-chairman for whatever reason the Chairman fails to summon the Board Meeting:
(i)	the Chairman deems it necessary;

(ii)	more than 1/3 Directors sign jointly to propose to summon a Board Meeting;

(iii)	General Manager proposes to summon a Board Meeting.
(b)	All Board Meetings of the Company and Sunstone shall be held in Hong Kong or PRC or the United States or at such other place as may be determined by a majority of the Directors from time to time.

(c)	The quorum for the Board Meeting of the Company and Sunstone shall not be less than 2/3 of the total number of the Directors.

(d)	The Board of the Company and Sunstone can only pass a resolution on a matter as set out in the notice of the meeting, unless otherwise agreed unanimously by all the Directors present at the Meeting.

(e)	On a vote each Director of the Company and Sunstone shall have one vote.

(f)	The first Board of the Company and Sunstone shall be held within thirty days as of the valid date of this Agreement.
2.3	Resolutions of the Board

In relation to the Company:
(a)	The Board of the Company is the police-making body of the Company, determining the key affairs of the Company.

(b)	The following affairs shall be determined through being approved unanimously by all the Directors present at a Board Meeting.
(i)	any amendment of the Articles of Association of the Company;

(ii)	termination, suspension, liquidation or dissolution of the Company;

(iii)	introduction of a new shareholder or issuance of new shares or increase or decrease of the share capital of the Company;

(iv)	merger, spin-off and any form of restructuring of assets/shares of the Company;

(v)	transfer, sale and purchase, security and extension thereof, repaying debts with, swap or any other disposal of any shares of the Shareholders;

(vi)	merger and acquisition, investment, contributions of the Company or setting up partnership or joint business with any other third party or to be merged or acquired by any other third party;

(vii)	Insurance of bonds, seeking loans from Shareholders or any financial institutions, or any other financing activities from any third party or, provision of loans or other financing by the Company to Shareholders or any other third party;

(viii)	Other affairs which must be approved unanimously according to the applicable laws.
(c)	Any other issues including the followings shall be determined by more than 2/3 numbers of the Directors present at a Board Meeting:
(i)	formulation and revision of the budget and year end financial statement of the Company;

(ii)	formulation and revision of the year end and medium-and-long term business plan and business objective;

(iii)	formulation and revision of profit distribution policy and the formulation and implementation of the plan for the year end profit distribution and recovery of losses of the Company;

(iv)	appointment and removal of General Manager of the Company and the definition of the responsibility scope of General Manager;

(v)	appointment of an international auditing firm for auditing of Sunstone.
     In relation to Sunstone:
(a)	The Board of Sunstone is the highest authority, determining the key affairs of Sunstone.

(b)	The following affairs shall be determined through being approved unanimously by all the Directors present at a Board Meeting.
(i)	any amendment of the Articles of Association of Sunstone;

(ii)	extension of operation term, termination, suspension, liquidation or dissolution of Sunstone;

(iii)	increase or decrease of the total investment and registered capital of Sunstone;

(iv)	introduction of a new shareholder;

(v)	merger, spin-off and any form of restructuring of assets/equities of Sunstone;

(vi)	transfer, sale and purchase, security and extension thereof, repaying debts with, swap or any other disposal of equities of Sunstone;

(vii)	merger and acquisition, investment, contributions, setting up partnership or joint business with any other third party or to be merged or acquired by any other third party;

(viii)	insurance of bonds, seeking loans from Shareholders or financial institutions, or any other financing activities from any third party or, provision of loans, security or other financing by the Company to Shareholders or any other third party;

(ix)	Other issues which must be approved unanimously according to the PRC laws.
(c)	Any other issues including the followings shall be determined by more than 2/3 numbers of the Directors present at a Board Meeting:
(i)	formulation and revision of the budget and year end financial statement of the Company;

(ii)	formulation and revision of the year end and medium-and-long term business plan and business objective;

(iii)	appointment and removal of General Manager, Deputy General Manager, Chief Financial Officer and other senior management of Sunstone and the determination of the responsibility scope, salary, reward and welfare of General Manager;

(iv)	formulation and revision of profit distribution policy and the formulation and implementation of the plan for the year end profit distribution and recovery of losses of Sunstone;

(v)	appointment of a PRC or international auditing firm for auditing of Sunstone;

(vi)	any other issues which must be determined by more than 2/3 numbers of the Directors present at the Board Meeting according to PRC laws and the Articles of Association.
3.	MANAGEMENT OF SUNSTONE
3.1	A management institution shall be set up under Sunstone and it comprises General Manager, Deputy General Manager and Chief Financial Officer. Sunstone will operate under the responsibility system of general manager under the leadership of the Board. General Manager shall be in charge of the operation management of daily production.

3.2	The first General Manager of Sunstone shall be recommended by Han Zhiqiang, subject to the appointment and removal of the Board of Sunstone. The first General Manager shall be assumed by Han Zhiqiang with a term of five years. General Manager shall perform responsibilities according to the authorization of the Board and the Articles of Association of Sunstone.
3.3	Deputy General Manager of Sunstone shall be nominated by General Manager, subject to the appointment and removal of the Board, with a term of five years. Deputy General Manager shall assist General Manager to perform responsibilities.
3.4	Sunstone has an office of Chief Financial Officer, who shall be recommended by BMP and nominated by General Manager, subject to the appointment and removal of the Board. Chief Financial Officer performs responsibilities (the specific responsibilities shall be set out in the detail rules of Sunstone, and the detail rules will be implemented after they are approved by General Manager and the Board) under the leadership of General Manager and reports to the Board.

4.	DELIVERY OF FINANCIAL STATEMENTS TO SHAREHOLDERS AND SHAREHOLDERS’ AUDITING RIGHTS

4.1	The Company shall deliver to each Shareholder the following documents of the Company and Sunstone:
(a)	Within 75 days after the end of each financial year, a year end financial statement of the Company and Sunstone certified and issued by an international auditing firm appointed by the Board of the Company.

(b)	Within 30 days after the end of each calendar quarter, an un-audited financial statement of the Company and Sunstone.

(c)	Within 15 days after the end of each calendar month, an unaudited financial statement of Sunstone for such month.

(d)	Within 30 days prior to the end of each financial year, the budget and the business plan of Sunstone for next financial year.
4.2	The financial statement as set forth in Clause 4.1 shall be prepared in accordance with the Generally Accepted Accounting Principles, i.e. GAAP in Hong Kong (in the case of the Company) and in PRC (in the case of Sunstone).
4.3	As of the date of this Agreement, any Shareholder or any persons authorized by it shall be given full access to the books of account, records and documents of the Company and Sunstone and the directors, relevant management and employees of the Company and Sunstone shall be instructed to give to the Shareholder or any persons authorized by it all information in relation to the Company and Sunstone that the Shareholder may request. And the Shareholder shall have the right to appoint auditing firms at its discretion to carry out auditing upon the Company and Sunstone and all of the relevant expenses incurred shall be born by such Shareholder.
5.	DISPOSAL OF SHARES

If any Shareholder transfers all or part of the share capital it holds in the Company, the other Shareholders shall have a preemptive right under equal conditions over the foregoing share capital in proportion to their respective share ratio, except that such Shareholder proposes to transfer all or part of such share capital it holds in the Company to its own solely owned subsidiary (for the purpose of this Clause, the solely owned subsidiary refers to such company in which Han Zhiqiang and/or Tong Zhijun severally and/or jointly or BMP severally contribute (s) and hold(s) 100% interests, no matter where it is incorporated) and in such events the other Shareholders shall agree upon such transfer of such share capital unconditionally.

6.	DISPOSAL OF TRADEMARKS

It is hereby agreed by the Parties that in the event that the Company or Sunstone ceases to use any of such trademarks the Company or Sunstone own at the date of this Agreement, Han Zhiqiang may be authorized to use such trademarks if approved unanimously by the Board of the Company or Sunstone. With respect to those trademarks Han Zhizhiqiang has licensed to the Company or Sunstone, if the Company or Sunstone ceases to use any of such trademarks, Han Zhiqiang has the right to revoke such license if approved by the Board of the Company or Sunstone.

7.	REVISION OF THE ARTICLES OF ASSOCIATION AND/OR BYLAWS

It is hereby agreed by the Parties hereof that after the valid date of of this Agreement, if the current Articles of Association and/or bylaws of the Company and/or Sunstone are found to be not conformity with this Agreement, the Company and/or Sunstone shall revise their respective the Articles of Association and/or bylaws in accordance with the applicable laws and regulations and their respective Articles of Association and/or bylaws to make them confirm with this Agreement.

8.	INITIAL PUBLIC OFFERING

Sunstone will choose the proper opportunity to realize the initial public offering through the Company or its offshore holding company in Hong Kong or Britain or United States or any other international financing market or, the Company and/or Sunstone may indirectly fulfill public offering in the a security market through asset restructuring.

9.	ANNOUNCEMENTS AND CONFIDENTIALITY

9.1	Save as required by any applicable law, court order, or any governmental or regulatory authorities (including without limitation the stock exchange on which the Purchaser listed), neither of the parties hereto shall make any announcement of or release or disclose any information concerning this Agreement or the transaction contemplated hereof or relevant data or materials of Sunstone and the Company to any newspaper, or any persons or institutions (save as disclosed to their respective professional advisers under a duty of confidentiality) without the prior written consent of the other parties hereto.

9.2	This Clause shall remain effective notwithstanding Completion or termination of this Agreement.

10.	ASSIGNMENT

This Agreement shall be binding on and shall enure for the benefit of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other parties hereto.

11.	VALIDITY AND TERMINATION

11.1	After the execution of this Agreement by the authorized representatives of each Party, this Agreement shall be valid as of the date of the Completion for the sale and purchase of the Sale Shares as set forth in the “Share Purchase Agreement” entered into between Han Zhiqiang and Tong Zhijun and BMP dated July 14, 2007.

11.2	The term of this Agreement shall extend until terminated by the operation of law or according to Clause 11.3 or by agreement of the Parties hereof.

11.3	The Agreement shall remain effective until after the earlier occurrence of the following events:
(a)	The Company dissolve, liquidate or otherwise no longer exist as a separate legal entity.

(b)	The initial public offering as stated in Clause 8 under this Agreement completes successfully.
11.4	The termination of this Agreement shall not in any way relieve any Party of any of his liabilities to the other Party accrued on the termination or of such liabilities accrued after the termination due to any default or nonfeasance prior to the termination.

12.	NOTICES AND OTHER COMMUNICATION

12.1	Any notice or communication under this Agreement shall be in writing in Chinese and English, and signed by or on behalf of the Party giving it and may be delivered personally, sent by fax or registered post to the address and for the attention of the other Party set out in clause 12.2 (or as otherwise notified from time to time hereunder). Any notice so served by fax or registered post shall be deemed to have been received in the following circumstances if there is lack of evidence of receiving it at earlier time:
(a)	in the case of fax, twelve (12) hours after the time of dispatch;

(b)	in the case of registered post, forty-eight (48) hours from the date of posting in the case of non-international post and seventy-two (72) hours from the date of posting in the case of international post.
12.2	The addresses of the Parties for the purpose of clause 15.1 are as follows:
Han Zhiqiang:
Address: Huo Ju Road, Tangshan Hi-tech Development Zone, Hebei Province, PRC.
Post Code: 063020
Recipient: Han Zhiqiang
Fax: 0315-3177876

Tong Zhijun:
Address: Huo Ju Road, Tangshan Hi-tech Development Zone, Hebei Province, PRC.
Post Code: 063020
Recipient: Tong Zhijun
Fax: 0315-3177876
Beijing Med-Pharm Corporation
Address: Room 1908, Kuntai International Mansion, No. B12 Chaowai Street,
Chaoyang District, Beijing, PRC.
Post Code: 100020
Recipient: Gao Xiaoying
Fax: 010-58797704
Sunstone (Tangshan) Pharmaceutical Co., Ltd.
Address: Hi-tech Development Zone, Tangshan, Hebei Province, PRC
Post Code: 063020
Recipient: Han Zhiqiang
Fax: 0315-3177876
Hong Kong Fly International Health Care Limited
Address: Unit D, 10/F, China Overseas Building, 139 Hennessy Road, Wanchai, Hong Kong
Recipient: Han Zhiqiang
Fax: 00852 25271068
13.	COUNTERPART

This Agreement is executed in English and Chinese in eight counterparts. Each Party shall hold two copies, and all of the copies shall have the same effect.

14.	GOVERNING LAW AND DISPUTE RESOLUTION

14.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

14.2	If any dispute, controversy or claim (hereinafter referred to as “Dispute”) between any of the Parties arises out of or in connection with this Agreement, including the breach, termination or invalidity of them, they shall use all reasonable endeavors to resolve the matter amicably. If one Party gives the other notice that a Dispute has arisen and the Parties are unable to resolve the Dispute within a period of thirty (30) days of service of the notice, then any Party shall resort to arbitration against the other Party in accordance with the UNCITRAL Arbitration Rules in force for the time being.

(a)	the seat of arbitration shall be the Hong Kong at the Hong Kong International Arbitration Centre (hereinafter referred to as “HKIAC”);

(b)	the appointing authority of arbitrators shall be the HKIAC;

(c)	the tribunal shall consist of one (1) arbitrator who must be proficient in both the English and Chinese languages and shall be appointed by HKIAC;

(d)	The language to be used in such arbitration proceedings shall be English.
14.3	The arbitral award shall be final and binding on all the Parties (regardless of whether they are parties to the arbitration proceedings or not), and may be enforced by any court or judicial authority having competent jurisdiction over the party or its assets against whom the arbitral award is to be enforced.

14.4	In the course of arbitration, this Agreement shall continue to be performed except for the part which the Parties are disputing and which is undergoing arbitration.

14.5	By agreeing to arbitration pursuant to this Clause, the Parties waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority (save the enforcement of relevant arbitral awards).

15.	PROCESS AGENT

15.1	The process agent of Han Zhiqiang is himself, with his address at Room D 10/F, China Overseas Plaza, No. 139 Hennessy Road, Wanchai, Hongkong; the process agent of Tong Zhijun is himself, with his address at Room D 10/F, China Overseas Plaza, No. 139 Hennessy Road, Wanchai, Hongkong; the process agent of BMP is Gao Xiaoying, with his/her address at 600 W. Germantown Pike, Suite 400 Plymouth Meeting, PA; the process agent of Sunstone is Han Zhiqiang, with his/her address at Hi-tech Development Zone, Tangshan, Hebei Province, PRC. The above process agents shall receive on behalf of them respectively in Hong Kong any of the summons, writs, arbitral or other legal documents of the arbitration or other legal or claim procedures in relation to the Agreement (hereinafter referred to as “Summon Documents”).
15.2	Any such Summon Documents will be deemed to have been duly served on a Party if they are served on the process agent.

IN WITNESS whereof, this Agreement has been executed on the day and year first above written.
Signed by Han Zhiqiang:
/s/ Han Zhiqiang

Signed by Tong Zhijun:
/s/ Tong Zhijun

Signed by: David Gao (Xiaoying Gao)
On behalf of
Beijing Med-Pharm Corporation
President & CEO
/s/ David Gao (Xiaoying Gao)

Signed by: Zhiqiang Han
On behalf of
Hong Kong Fly International Health Care Limited
Chairman & General manager
/s/ Zhiqiang Han

Signed by: Zhiqiang Han
On behalf of
Sunstone (Tangshan) Pharmaceutical Co., Ltd.
Chairman & General manager
/s/ Zhiqiang Han